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                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


                    Date of Report (Date of earliest event
                         reported):  December 27, 1995

                       STANDARD BRANDS PAINT COMPANY
           (Exact name of registrant as specified in its charter)


                                  DELAWARE
               (State or other jurisdiction of incorporation)


                    1-4505                           95-6029682
          (Commission file number)                (I.R.S. employer
                                               identification number)


     880 Apollo Street, Suite 200, El Segundo, CA        90245
               (Address of principal                  (Zip Code)
                executive offices)


                               (310) 726-9600
                       (Registrant's telephone number
                            including area code)


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ITEM 3.   BANKRUPTCY OR RECEIVERSHIP.

          On December 27, 1995, Standard Brands Paint Company (the "Company") filed a voluntary Petition for Relief under the provisions of Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Central District of California (Bankruptcy Case No. LA 95-43813). Chapter 11 allows the Company to remain as debtor in possession of its assets and business while being subject to the supervision and orders of the Bankruptcy Court for certain transactions or actions.

          Each of the following direct wholly-owned subsidiaries of the Company also filed a voluntary Petition for Relief under the provisions of Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Central District of California: Standard Brands Paint Co. (California) and Major Paint Company (the Company and its aforementioned subsidiaries collectively, the "Debtors") (Bankruptcy Case Nos. LA 95-43812 KM and LA 95-43914 KM).

          The Bankruptcy filings resulted from the Debtors' inability to meet current operating requirements and other obligations. The Debtors currently intend to operate in Chapter 11 pending an analysis of the viability of their operations and the sale, if feasible, of all or a substantial part of their assets. The Debtors determined that the filing was a necessary step to maximize the value of the Debtors' assets.

          Corimon S.A.C.A. (NYSE:CRM), a multinational paint company based in Venezuela, is a fifty-five percent owner of the Company. In spite of Corimon's efforts to fund the Company, it was necessary to file the petition in order to allow the Company to reorganize, retain its value and actively seek a buyer. Corimon's ability to continue to fund the Company has been limited by adverse business and financial conditions in Venezuela and other markets in which it operates.

ITEM 5.   OTHER EVENTS

      1.  DEFAULTS ON SENIOR SECURITIES.

          As reported in its Quarterly Report on Form 10-Q for the period ended October 29, 1995, on November 29, 1995, Foothill Capital Corporation notified the Company that it was in default under its Loan and Security Agreement, as amended. The Debtors continue to be in default under such agreement.

          Because of various cross-default provisions contained in the Company's loan agreements, as well as in certain of its leases, Foothill's notice of default places the Company in default under its other loan agreements and certain of its leases.


      2.  DELISTING.

          On January 3, 1996, the New York Stock Exchange (the "NYSE") announced that it had suspended trading in the Company, and that following suspension, application will be made to the Securities and Exchange Commission to delist the Company.

          The NYSE stated that its action was taken following the Company's announcement on December 28, 1995 that the Debtors had filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code as a result of their inability to meet current operating requirements and other obligations.

          The NYSE also stated that its action is based on the fact that the Company falls below the NYSE's continued listing criteria relating to net tangible assets available to common stock and average net income after taxes.

          The Company is considering its options in light of the NYSE's announcement.


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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (c)  Exhibits

          (99) Press Release, December 27, 1995.


                                 SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  January 2, 1996

                                   STANDARD BRANDS PAINT COMPANY
                                   (Registrant)



                                   By: /s/ HOWARD SCHWARTZ
                                       _______________________________
                                       Howard Schwartz,
                                       Chief Financial Officer